Exhibit 99.1

SIGMA DESIGNS, INC. REPORTS FOURTH QUARTER

AND FISCAL YEAR 2017 FINANCIAL RESULTS

Fremont, CA – March 29, 2017 — Sigma Designs, Inc. ® (NASDAQ: SIGM), a leading provider of intelligent system-on-chip (SoC) solutions for Connected Smart TV Platforms and Internet of Things (IoT) Devices, today reported financial results for its fourth quarter and fiscal year 2017, which ended January 28, 2017.

Fourth Quarter Fiscal 2017 Financial Results

Net revenue for the fourth quarter of fiscal 2017 was $42.7 million. This compares with net revenue of $62.7 million reported in the previous quarter, and net revenue of $51.5 million in the same period in fiscal 2016.

GAAP gross margin in the fourth quarter of fiscal 2017 was 50.1%. This compares with GAAP gross margin of 49.4% in the previous quarter, and GAAP gross margin of 47.6% for the same period in fiscal 2016.

Non-GAAP gross margin in the fourth quarter of fiscal 2017 was 50.6%. This compares with non-GAAP gross margin of 51.0% in the previous quarter, and non-GAAP gross margin of 49.6% for the same period in fiscal 2016.

GAAP operating expenses in the fourth quarter of fiscal 2017 were $28.6 million. This compares with GAAP operating expenses of $28.8 million in the previous quarter, and GAAP operating expenses of $29.7 million for the same period in fiscal 2016.

Non-GAAP operating expenses in the fourth quarter of fiscal 2017 were $26.0 million. This compares with non-GAAP operating expenses of $26.7 million in the previous quarter, and non-GAAP operating expenses of $27.4 million for the same period in fiscal 2016.

GAAP operating loss in the fourth quarter of fiscal 2017 was ($7.2) million. This compares with GAAP operating income of $2.2 million in the previous quarter, and a GAAP operating loss of ($5.2) million for the same period in fiscal 2016.

Non-GAAP operating loss in the fourth quarter of fiscal 2017 was ($4.4) million. This compares with non-GAAP operating income of $5.3 million in the previous quarter, and a non-GAAP operating loss of ($1.9) million for the same period in fiscal 2016.

GAAP net loss in the fourth quarter of fiscal 2017 was ($8.7) million, or ($0.23) per share. This compares with GAAP net income of $0.2 million, or $0.01 per diluted share in the previous quarter, and a GAAP net loss of ($6.2) million, or ($0.17) per share, for the same period in fiscal 2016.

Non-GAAP net loss in the fourth quarter of fiscal 2017 was ($5.9) million, or ($0.16) per basic share. This compares with non-GAAP net income of $3.3 million, or $0.09 per diluted share, in the previous quarter, and non-GAAP net income of $0.9 million, or $0.02 per diluted share, for the same period in fiscal 2016.

Fiscal Year 2017 Financial Results

GAAP net revenue in fiscal 2017 was $220.5 million, compared with $227.3 million in the previous fiscal year.

Non-GAAP net revenue in fiscal 2017 was $220.5 million, compared with $226.2 million in the previous fiscal year.

GAAP gross margin in fiscal 2017 was 48.1%, compared with 49.8% in fiscal 2016.

Non-GAAP gross margin in fiscal 2017 was 49.5%, compared with 51.4% in fiscal 2016.

GAAP operating expenses in fiscal 2017 were $117.3 million, compared with $114.3 million in fiscal 2016.

Non-GAAP operating expenses in fiscal 2017 were $107.4 million, compared with $102.9 million in fiscal 2016, reflecting nearly a full year of expenses from the mobile IoT acquisition in November 2015.

GAAP operating loss was ($11.3) million in fiscal 2017, compared with an operating loss of ($1.2) million in fiscal 2016.

Non-GAAP operating income was $1.8 million in fiscal 2017, compared with operating income of $13.4 million in fiscal 2016.

GAAP net loss in fiscal 2017 was ($18.3) million, or net loss of ($0.49) per basic share. This compares with GAAP net income of $0.2 million, or net income of $0.00 per diluted share, in fiscal 2016.

Non-GAAP net loss in fiscal 2017 was ($4.3) million, or net loss of ($0.11) per basic share. This compares with a non-GAAP net income of $13.2 million, or a net income of $0.36 per diluted share, in fiscal 2016.

The reconciliation between the GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Management Comment

“We achieved a total of $221 million in revenue, averaged nearly a 50% gross margin, and generated an operating profit of approximately $2 million in fiscal 2017, all on a non-GAAP basis. We also maintained a strong focus on cost controls and are trying to increase near-term demand, while positioning ourselves for longer-term growth,” said Thinh Tran, President and CEO of Sigma Designs, Inc. “Although we are pleased with the progress we have made across many fronts, especially in our IoT space, we realize fiscal 2018 will be a transition year in our business as we begin to shift our focus from our historical target markets to an IoT focused company. While we are encouraged by the longer-term trends in our business, and how our solutions address these trends, we believe it is only prudent to take immediate actions to lower our expense structure. The actions include accelerating the transition of our development activities to lower cost regions where we already have a presence and focusing on our core product initiatives. As a result, we have initiated an expense reduction program that is designed to lower our annual operating expenses by approximately 10 percent compared with fiscal 2017.”

Investor Conference Call

The conference call relating to Sigma’s fourth quarter and fiscal year 2017 financial results will take place following this announcement at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time, today, March 29, 2017. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR. To listen to the live call, please go to the website at least 10 minutes prior to the commencement of the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the Internet through www.sigmadesigns.com/IR. The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), Sigma reports non-GAAP net income (loss), as Sigma believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, non-GAAP financial measures exclude amortization of acquired intangibles, stock-based compensation, one-time legal fee expenses, net gain on sale of and impairment of privately-held investments, impairment of purchased IP, mask sets and design tools used in production, the reversal of previously accrued rebates and the one-time gain from the gain on sale of certain development projects. The tax amounts included in Sigma’s non-GAAP results approximate its operating cash tax expense, similar to the liability reported on Sigma’s tax returns. In the GAAP to non-GAAP reconciliation at the end of this press release, we have disclosed the impact of these income tax adjustments in our calculation of our non-GAAP financial results.

Legislative and regulatory requirements encourage the use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Sigma believes that its non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate Sigma’s operating results in the same manner as the research analysts that follow Sigma’s progress, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial results. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation. These variables include the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses may not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future. Sigma believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP.  Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAPP financials measures.  The Company presents such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be its core, ongoing business operations.

Investors should note that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures as those utilized by other companies; specifically, non-GAAP financial measures used by the Company may be calculated differently than other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Sigma intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including the statements that Sigma is trying to increase near-term demand, while positioning itself for longer-term growth, that fiscal 2018 will be a transition year in Sigma’s business as it begins to shift its focus from its historical target markets to an IoT focused company, statements regarding longer-term trends and how Sigma’s solutions address these trends, the acceleration of the transition of Sigma’s development activities to lower cost regions where it already has a presence and focusing on its core product initiatives, and Sigma’s expense reduction program designed to lower its annual operating expenses by approximately 10 percent compared to fiscal 2017.

The forward-looking statements in this press release involve risks and uncertainties, actual results may differ materially from expectations discussed in these forward-looking statements due to a number of factors. Risks and uncertainties include without limitation the risk that, upon completion of further closing procedures and audit, the financial results for the fourth quarter and for fiscal year 2017 are different than the results set forth in this press release; the effect of competitive and economic factors on consumer and business decisions with respect to Sigma’s products; the success of Sigma’s expense reduction program and any unintended consequences and one-time expenses that this program may have on Sigma, its operations and its financial results, the ability of Sigma to deliver to the marketplace and stimulate customer demand for new products, and technological innovations on a timely basis; the impact to Sigma’s business in a decrease in demand for the end products which incorporate Sigma’s chipsets; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on Sigma’s gross margin; the inventory risk associated with Sigma’s need to order components in advance of customer orders; the continued availability of certain components and services essential to Sigma’s business; the effect that Sigma’s dependency on manufacturing provided by third parties may have on the quality, quantity or cost of products manufactured; risks associated Sigma’s international operations; Sigma’s reliance on third-party intellectual property; Sigma’s reliance on the performance of distributors and other resellers of Sigma’s products; the effect that product quality problems could have on Sigma’s sales and operating profits; war, terrorism, natural disasters, and other events that could disrupt supply, delivery, or demand of Sigma’s products. More information on potential factors that could affect Sigma’s financial results is included from time to time in the “Risk Factors” section of Sigma’s public reports filed with the Securities and Exchange Commission at www.sec.gov, including Sigma’s Form 10-K for the fiscal year ended January 30, 2016, and its Form 10-Q for the fiscal quarter ended October 31, 2016, filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Sigma Designs is a registered trademark of Sigma Designs, Inc. in the United States and other countries.

About Sigma Designs, Inc.

Sigma Designs, Inc. ® (NASDAQ: SIGM) is a world leader in enabling smart home convergence. The Company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading Connected Smart TV platforms and Internet of Things (IoT) for smart home devices. For more information about Sigma Designs, please visit: www.sigmadesigns.com.

Investor Relations Contacts:

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

IR@sigmadesigns.com

Elias Nader, CFO and Corporate Secretary

Sigma Designs, Inc.

IR@sigmadesigns.com

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(GAAP)

(In thousands)

	January 28,	January 30,
	2017	2016
Assets

Current Assets:
Cash and cash equivalents	$66,425	$63,790
Short-term marketable securities	4,781	4,805
Restricted cash	303	900
Accounts receivable, net	35,860	30,362
Inventory	18,147	26,709
Prepaid expenses and other current assets	8,017	14,085
Total current assets	133,533	140,651

Long-term marketable securities	-	3,527
Software, equipment and leasehold improvements, net	18,523	14,086
Intangible assets, net	30,744	37,050
Goodwill	10,594	11,068
Deferred tax assets	625	911
Long-term investments	2,000	2,884
Other non-current assets	5,755	6,492

Total assets	$201,774	$216,669

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$14,230	$26,181
Accrued compensation and related benefits	8,127	7,360
Accrued liabilities	13,607	14,632
Total current liabilities	35,964	48,173

Other long-term liabilities	22,264	15,691
Total liabilities	58,228	63,864

Shareholders’ equity	143,546	152,805

Total liabilities and shareholders' equity	$201,774	$216,669

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(GAAP)

(In thousands, except per share data)

	Three months ended			Twelve months ended
	January 28, 2017	October 29, 2016	January 30, 2016	January 28, 2017	January 30, 2016

Net revenue	$42,724	$62,729	$51,450	$220,544	$227,250
Cost of revenue	21,323	31,734	26,949	114,565	114,090
Gross profit	21,401	30,995	24,501	105,979	113,160
Gross margin percent	50.1%	49.4%	47.6%	48.1%	49.8%

Operating expenses:
Research and development	17,738	18,264	19,030	73,993	68,784
Sales and marketing	5,654	5,984	5,937	23,300	22,877
General and administrative	4,324	4,578	4,771	18,860	20,871
Impairment of IP, mask sets and design tools	848	-	-	1,148	1,783
Total operating expenses	28,564	28,826	29,738	117,301	114,315

Income (loss) from operations	(7,163)	2,169	(5,237)	(11,322)	(1,155)
Gain on sale of development project	-	-	-	-	7,551
Interest and other income (expense), net	(189)	179	132	(346)	953

Income (loss) before income taxes	(7,352)	2,348	(5,105)	(11,668)	7,349
Provision for income taxes	1,364	2,127	1,086	6,647	7,191

Net (loss) income	$(8,716)	$221	$(6,191)	$(18,315)	$158

Net (loss) income per share:
Basic	$(0.23)	$0.01	$(0.17)	$(0.49)	$0.00
Diluted	$(0.23)	$0.01	$(0.17)	$(0.49)	$0.00
Shares used in computing net (loss) income per share:
Basic	37,995	37,666	36,568	37,429	35,890
Diluted	37,995	38,001	36,568	37,429	36,669

SIGMA DESIGNS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Three months ended			Twelve months ended
	January 28,	October 29,	January 30,	January 28,	January 30,
	2017	2016	2016	2017	2016

GAAP Net Revenue	$42,724	$62,729	$51,450	$220,544	$227,250
Items reconciling GAAP Net Revenue to Non-GAAP:
Reversal of rebate	-	-	-	-	(1,027)
GAAP to Non-GAAP adjustments	-	-	-	-	(1,027)
Non-GAAP Net Revenue	$42,724	$62,729	$51,450	$220,544	$226,223

GAAP Cost of Revenue	$21,323	$31,734	$26,949	$114,565	$114,090
Items reconciling GAAP Cost of Revenue to Non-GAAP:
Stock based compensation expense	(55)	(61)	(69)	(294)	(227)
Amortization of acquired intangibles	(145)	(938)	(965)	(2,972)	(3,960)
GAAP to Non-GAAP adjustments	(200)	(999)	(1,034)	(3,266)	(4,187)
Non-GAAP Cost of Revenue	$21,123	$30,735	$25,915	$111,299	$109,903

GAAP Gross Profit	$21,401	$30,995	$24,501	$105,979	$113,160
GAAP Gross Margin %	50.1%	49.4%	47.6%	48.1%	49.8%
Non-GAAP Gross Profit	$21,601	$31,994	$25,535	$109,245	$116,320
Non-GAAP Gross Margin %	50.6%	51.0%	49.6%	49.5%	51.4%

GAAP Operating Expenses	$28,564	$28,826	$29,738	$117,301	$114,315
Items reconciling GAAP Operating Expenses to Non-GAAP:
Stock based compensation expense	(1,314)	(1,432)	(1,609)	(6,211)	(6,332)
Amortization of acquired intangibles	(430)	(692)	(648)	(2,517)	(1,627)
Impairment of IP, mask sets and design tools	(848)	-	-	(1,148)	(1,783)
One time legal fee expenses	11	-	(85)	-	(1,696)
GAAP to Non-GAAP adjustments	(2,581)	(2,124)	(2,342)	(9,876)	(11,438)
Non-GAAP Operating Expenses	$25,983	$26,702	$27,396	$107,425	$102,877

GAAP Other Income (Expense) and Tax	$(1,553)	$(1,948)	$(954)	$(6,993)	$1,313
Items reconciling GAAP Other Income (Expense) and Tax to Non-GAAP:
Impairment (gain on sale) of privately held instruments, net	-	-	251	885	(141)
Gain on sale of development project	-	-	-	-	(7,551)
Income tax adjustments	-	-	3,463	-	6,159
GAAP to Non-GAAP adjustments	-	-	3,714	885	(1,533)
Non-GAAP Other Income (Expense) and Tax	$(1,553)	$(1,948)	$2,760	$(6,108)	$(220)

Non-GAAP Net (loss) income	$(5,935)	$3,344	$899	$(4,288)	$13,223

Non-GAAP Net (loss) income per share:
Basic	$(0.16)	$0.09	$0.02	$(0.11)	$0.37
Diluted	$(0.16)	$0.09	$0.02	$(0.11)	$0.36
Shares used in computing Non-GAAP net (loss) income per share:
Basic	37,995	37,666	36,568	37,429	35,890
Diluted	37,995	38,001	36,995	37,429	36,669